Exhibit 10.2

TRANSACTION SUBI SUPPLEMENT 2026-1 TO
AMENDED AND RESTATED SERVICING AGREEMENT

by and among

PORSCHE LEASING LTD.,
as Origination Trust

WILMINGTON TRUST COMPANY,
as Origination Trustee

and

PORSCHE FINANCIAL SERVICES, INC.,
as Servicer

Dated as of June 12, 2026

Table of Contents

-i-	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Table of Contents
(continued)

Exhibit A	Servicing Criteria to be Addressed in Servicer’s Assessment of Compliance

-ii-	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

TRANSACTION SUBI SUPPLEMENT 2026-1 TO
AMENDED AND RESTATED SERVICING AGREEMENT

THIS TRANSACTION SUBI SUPPLEMENT 2026-1 TO AMENDED AND RESTATED SERVICING AGREEMENT (as amended, restated, supplemented or modified and in effect from time to time, the “Transaction SUBI Servicing Supplement”), dated as of June 12, 2026, is among PORSCHE LEASING LTD., a Delaware statutory trust (the “Origination Trust”), WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity but solely as Origination Trustee (hereinafter, together with its successors and assigns, the “Origination Trustee”) of the Origination Trust and PORSCHE FINANCIAL SERVICES, INC., a Delaware corporation (formerly known as Porsche Credit Corporation), as Servicer (“PFS” or, in its capacity as servicer, together with its successors and assigns, the “Servicer”).

RECITALS

WHEREAS, Porsche Funding Limited Partnership (“PFLP”), a Delaware limited partnership and the Origination Trustee are parties to the Amended and Restated Trust Agreement dated as of November 14, 1997 (as amended by the UTI Assignment and Origination Trust Document Amendment, dated as of July 31, 2000, and as further amended, restated, supplemented or modified and in effect from time to time, the “Origination Trust Agreement”).

WHEREAS, the Origination Trust and the Servicer have entered into that certain Amended and Restated Servicing Agreement dated as of November 14, 1997 (as amended, restated, supplemented or modified and in effect from time to time, the “Origination Servicing Agreement”), which provides, among other things, for the servicing of the Origination Trust Assets by the Servicer.

WHEREAS, on the date hereof, PFLP, as UTI Holder (the “UTI Holder”) and the Origination Trustee are entering into that certain Transaction SUBI Supplement 2026-1 to the Origination Trust Agreement (as amended, restated, supplemented or modified and in effect from time to time, the “Transaction SUBI Supplement”) to supplement the terms of the Origination Trust Agreement (i) to cause the Origination Trustee to identify and allocate Origination Trust Assets to a particular SUBI Portfolio (the “Transaction SUBI Portfolio”), which shall constitute SUBI Assets, and (ii) to create and issue to PFLP a SUBI Certificate (such SUBI Certificate, together with any replacements thereof, the “Transaction SUBI Certificate”), that will evidence the entire beneficial interest in the related SUBI Portfolio (the “Transaction SUBI”) including the Transaction Vehicles and the Transaction Leases, with the Origination Trust continuing to hold record title to the Transaction Vehicles as agent and nominee for the holder of the Transaction SUBI Certificate, and (iii) to set forth the terms and conditions thereof.

WHEREAS, on the date hereof, Porsche Auto Funding LLC (the “Transferor”) will purchase the Transaction SUBI Certificate, the related beneficial interest in the Transaction SUBI and certain other assets from PFLP, and the Issuer (as defined below) will purchase the Transaction SUBI Certificate, the related beneficial interest in the Transaction SUBI and certain other assets from the Transferor. The Issuer is expected to fund such purchase by issuing the Notes and Certificate.

1	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

WHEREAS, Porsche Innovative Lease Owner Trust 2026-1, a Delaware statutory trust (the “Issuer”), is entering into an asset-backed financing transaction pursuant to, among other agreements, an Indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as Indenture Trustee (the “Indenture Trustee”), pursuant to which the Issuer will issue asset-backed notes and will Grant a security interest to the Indenture Trustee in certain of its assets, including the Transaction SUBI Certificate and the beneficial interest in the Transaction SUBI.

WHEREAS, the Origination Trust desires to retain the Servicer to provide certain services with respect to the Transaction SUBI Portfolio beneficially owned by the Issuer, and the parties hereto desire, pursuant to this Transaction SUBI Servicing Supplement, to supplement the terms of the Origination Servicing Agreement insofar as they apply to the Transaction SUBI Portfolio, providing for specific servicing obligations that will benefit the Issuer, as holder of the Transaction SUBI Certificate, and the Indenture Trustee, as the pledgee of the Transaction SUBI Certificate on behalf of the Noteholders.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Origination Servicing Agreement, the parties hereto agree to the following supplemental obligations with regard to the Transaction SUBI Portfolio:

ARTICLE VI

DEFINITIONS

Section 6.1            Definitions. For all purposes of this Transaction SUBI Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them (a) in Appendix A of the SUBI Sale Agreement, (b) if not defined therein, by the Origination Servicing Agreement, (c) if not defined therein, by the Origination Trust Agreement or (d) if not defined therein, by the Transaction SUBI Supplement.

Section 6.2            Other Interpretive Provisions. For purposes of this Transaction SUBI Servicing Supplement, unless the context otherwise requires: (a) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Transaction SUBI Servicing Supplement are used as defined in that Article; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Transaction SUBI Servicing Supplement as a whole and not to any particular provision of this Transaction SUBI Servicing Supplement; (c) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Transaction SUBI Servicing Supplement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; (g) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

2	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF SERVICER

The Servicer represents and warrants to the Transferor, the Issuer and the Indenture Trustee on behalf of the Noteholders as follows:

Section 7.1            Existence and Power. The Servicer is a corporation validly existing and in good standing under the laws of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents or affect the enforceability or collectibility of the Transaction SUBI Assets.

Section 7.2            Authorization and No Contravention. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of the Servicer and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, the Transaction Documents).

Section 7.3            No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Servicer of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Transaction SUBI Assets or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Transaction Documents.

Section 7.4            Binding Effect. Each Transaction Document to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

Section 7.5            No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Transaction SUBI Servicing Supplement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Transaction SUBI Servicing Supplement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Transaction SUBI Servicing Supplement or any of the other Transaction Documents, or (iv) relate to the Servicer that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

3	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Section 7.6            Fidelity Bond. The Servicer shall not be required to maintain a fidelity bond or errors and omissions policy.

ARTICLE VIII

SPECIFIC REQUIREMENTS FOR ADMINISTRATION AND SERVICING
OF THE TRANSACTION SUBI PORTFOLIO

Section 8.1            Appointment of Servicer.

(a)           The Servicer shall manage, service and administer the Transaction SUBI Assets for the benefit of each holder and pledgee of the Transaction SUBI Certificate, and shall make collections on the Transaction Units in accordance with its Customary Servicing Practices, using the same degree of skill and attention that the Servicer exercises with respect to all comparable automotive leases and leased vehicles that it services for itself or others. In repossessing or otherwise converting the ownership of a Transaction Vehicle, the Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 2.6 of the Origination Servicing Agreement, which practices and procedures may include the sale of the related Transaction Vehicle at a public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize upon a Transaction Unit. Notwithstanding anything to the contrary in this Transaction SUBI Servicing Supplement or any other Transaction Document, the Servicer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document or a Servicer Replacement Event) if such failure or delay arises from compliance by the Servicer with any law or court order, the direction of a regulatory authority or regulatory guidance.

(b)           The Servicer may delegate its duties and obligations as Servicer in accordance with Section 2.10 of the Origination Servicing Agreement.

(c)           The Servicer is hereby authorized to commence, in its own name or in the name of the Origination Trust, a legal Proceeding (including a bankruptcy Proceeding) relating to or involving a Transaction Lease, a Lessee or a related Transaction Vehicle. If the Servicer shall commence a legal Proceeding to enforce a Transaction Unit, the Origination Trust shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Transaction Unit to the Servicer. If in any enforcement suit or legal Proceeding it shall be held that the Servicer may not enforce a Transaction Unit on the ground that it is not a real party in interest or a holder entitled to enforce such Transaction Unit, the Origination Trust shall, at the Servicer’s expense and written direction, take steps to enforce such Transaction Unit, including bringing suit in its name.

4	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

(d)           The Servicer shall account for the Transaction SUBI Portfolio separately from any Other SUBI Portfolio.

Section 8.2            Servicer Bound by Origination Servicing Agreement.

(a)           The Servicer shall continue to be bound by all provisions of the Origination Servicing Agreement with respect to the Transaction Units, including the provisions of Article II thereof relating to the administration and servicing of Leases; and the provisions set forth herein shall operate either as additions to or modifications of the existing obligations of the Servicer under the Origination Servicing Agreement, as the context may require. In the event of any conflict between the provisions of this Transaction SUBI Servicing Supplement and the Origination Servicing Agreement with respect to the Transaction SUBI, the provisions of this Transaction SUBI Servicing Supplement shall prevail.

(b)           For purposes of determining the Servicer’s obligations with respect to the servicing of the Transaction SUBI Portfolio under this Transaction SUBI Servicing Supplement, general references in the Origination Servicing Agreement to: (i) a SUBI Portfolio shall be deemed to refer more specifically to the Transaction SUBI Portfolio; (ii) a SUBI Servicing Agreement Supplement shall be deemed to refer more specifically to this Transaction SUBI Servicing Supplement; and (iii) a SUBI Supplement shall be deemed to refer more specifically to the Transaction SUBI Supplement.

Section 8.3            Application of Proceeds.

(a)           Prior to the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall deposit an amount equal to all Collections received in respect of the Transaction SUBI into the Collection Account within two (2) Business Days after identification; provided, however, that if the Monthly Remittance Condition is satisfied then the Servicer shall not be required to deposit into the Collection Account an amount equal to the Collections received during any Collection Period until noon, New York City time, on the Business Day immediately preceding each Payment Date (it being understood that, with respect to Sales Proceeds, the Servicer shall be obligated to remit an amount equal to Sales Proceeds into the Collection Account and shall not be obligated to remit the actual Sales Proceeds). The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) PFS is the Servicer, (ii) no Servicer Replacement Event has occurred and is continuing and (iii) PFS has (x) a short-term debt rating of at least “A-2” from S&P and either (y) (A) a long-term unsecured debt rating of at least “BBB” from Fitch or (B) a short-term unsecured debt rating of at least “F2” from Fitch. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the related Payment Date) if the Rating Agency Condition is satisfied with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

(b)           After the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall pay an amount equal to Collections in accordance with the instructions provided from time to time by the holder of the Transaction SUBI Certificate.

5	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Section 8.4            Net Deposits. For so long as the Monthly Remittance Condition is satisfied, the Servicer shall be permitted to deposit into the Collection Account only the net amount distributable to Persons other than the Servicer and its Affiliates on the next Payment Date. The Servicer shall, however, account for all deposits and distributions in the Servicer’s Certificate as if the amounts were deposited and/or distributed separately.

Section 8.5            Servicer Advances. On each Payment Date, the Servicer may deposit into the Collection Account prior to 11:00 a.m., New York City time, an advance in an amount equal to all or a portion of the aggregate scheduled monthly lease payments due on Included Units but not identified (or not identified in full) during and prior to the related Collection Period (a “Monthly Payment Advance”). The Servicer may deposit into the Collection Account prior to 11:00 a.m., New York City time, on the related Payment Date, (a) an advance with respect to an Included Unit at any time after the early termination of the related Transaction Lease, an amount equal to the related Securitization Value immediately prior to such early termination, and (b) an advance with respect to an Included Unit at any time after the scheduled expiration of the related Transaction Lease in an amount equal to the related Base Residual Value (each, a “Sales Proceeds Advance”). No Monthly Payment Advances or Sales Proceed Advances will be made with respect to Defaulted Units. As of the close of business on the last day of a Collection Period, if the Lessee shall be entitled to a rebate of an insurance policy or other ancillary product, then the Servicer may, at its option, advance to the Lessee an amount equal to such rebate to the extent the Servicer expects to recover the amount of the rebate from the insurer, the seller of the ancillary product or another Person (each, a “Rebate Advance” and, together with the Monthly Payment Advances, and the Sales Proceeds Advances, an “Advance”). Rebate Advances can be delivered to the Lessees and reported in the Servicer’s Certificates in any manner the Servicer may select in its discretion. The Servicer may not make an Advance unless it reasonably believes, in its sole discretion, that such Advance is likely to be recoverable from subsequent Collections or Recoveries on the Included Units. The Servicer shall be entitled to receive reimbursement for any outstanding Advances made with respect to the Transaction Units to the extent funds are available therefor in accordance with the Indenture. Notwithstanding the foregoing, following any replacement of PFS as Servicer pursuant to Section 9.1, the successor Servicer shall not be required to make any Advances.

Section 8.6            Servicer’s Certificate. On or before each Determination Date prior to the satisfaction and discharge of the Indenture with respect to the Collateral, the Servicer shall deliver to the Indenture Trustee and each Paying Agent (with a copy to each Rating Agency and the Issuer) a Servicer’s Certificate reflecting information as of the close of business of the Servicer for the immediately preceding Collection Period containing the information described in Section 8.3(a) of the Indenture. At the sole option of the Servicer, each Servicer’s Certificate may be delivered in electronic or hard copy format.

Section 8.7            Servicing Fee. Notwithstanding anything to the contrary in Section 2.5 of the Origination Servicing Agreement, on each Payment Date, the Indenture Trustee on behalf of the Issuer shall pay from Available Funds to the Servicer in accordance with Section 8.4(a) or Section 5.4(b) of the Indenture the Servicing Fee for the immediately preceding Collection Period as compensation for its services. In addition, the Servicer may retain any Supplemental Servicing Fees. The Servicer also will be entitled to receive Investment Earnings during each Collection Period from Available Funds in accordance with Section 8.4(a) or Section 5.4(b) of the Indenture.

6	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Section 8.8            Insurance Lapses; Repairs. Notwithstanding anything to the contrary in Section 2.11 of the Origination Servicing Agreement, the Servicer shall not be required to monitor whether any Lessee has, and shall have no liability in the event that any Lessee fails to maintain in full force and effect, a physical damage insurance policy covering any Transaction Unit or naming the Origination Trust as loss payee. Without limiting the foregoing, in no event shall the Servicer be obligated to perform or be liable for any repairs or maintenance with respect to any Transaction Unit.

Section 8.9            Licensing of Origination Trust. The Servicer shall cause the Origination Trust to apply for and maintain at all times all licenses and permits necessary to carry on the Origination Trust’s leasing business in each jurisdiction in which the Origination Trust operates, except where the failure to have any license or permit would not materially and adversely affect the business, properties, financial condition or results of operation of the Origination Trust, taken as a whole.

Section 8.10         Payment of Fees and Expenses; Indemnity for Taxes.

(a)           The Servicer shall or shall cause PFLP to pay all expenses incurred in connection with the administration and servicing of the Transaction SUBI and the Transaction Units, including, without limitation, expenses incurred by it in connection with its activities hereunder, including the fees and disbursements of the Origination Trustee not otherwise paid in accordance with Section 8.4(a) or Section 5.4(b) of the Indenture, independent accountants, taxes imposed on the Servicer and any Origination Trustee indemnity claims. The Servicer shall cause PFLP to pay any and all taxes levied or assessed upon the Issuer or upon all or any part of the Trust Estate.

(b)           The Servicer shall pay all expenses (other than expenses described in the definition of Liquidation Proceeds) incurred by it in connection with its activities hereunder, including the fees, expenses, indemnification amounts and disbursements of the Indenture Trustee (as more fully described in Section 6.7 of the Indenture), the Owner Trustee (as more fully described in Sections 8.1 and 8.2 of the Trust Agreement), independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders and the Certificateholder, to the extent not otherwise paid in accordance with Section 8.4(a) or Section 5.4(b) of the Indenture.

Section 8.11         Annual Officer’s Certificate.

(a)           The Servicer shall deliver to the Rating Agencies and the Issuer, with a copy to the Indenture Trustee, on or before March 30 of each calendar year, beginning on March 30, 2027 an Officer’s Certificate (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB.

(b)           The Servicer shall deliver to the Issuer, on or before March 30 of each year, beginning on March 30, 2027, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria specified in Exhibit A as applicable to the Servicer during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, or such other criteria as mutually agreed upon by the Transferor and the Servicer.

7	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Section 8.12         Postmaturity Term Extension. Consistent with its Customary Servicing Practices, the Servicer may, in its discretion, grant a Postmaturity Term Extension with respect to any Transaction Lease. If the Servicer grants a Postmaturity Term Extension with respect to a Transaction Lease, then the Servicer shall direct the Origination Trustee and the Servicer to reallocate the Transaction Unit related to such Transaction Lease from the Transaction SUBI Portfolio to the UTI Portfolio (if the Servicer is PFS) or to an Other SUBI designated by the Servicer (if the Servicer is not PFS) on or before the Payment Date following the end of the Collection Period during which such Postmaturity Term Extension was granted. In consideration for such reallocation, the Servicer shall make a payment to the Issuer equal to the Reallocation Amount by depositing such amount into the Collection Account prior to noon, New York City time, on such Payment Date.

Section 8.13         Security Deposits. In accordance with Section 2.4 of the Origination Servicing Agreement, prior to noon, New York City time, on the Payment Date related to the Collection Period in which a Security Deposit (as defined in the Origination Servicing Agreement) becomes Liquidation Proceeds (as defined in the Origination Servicing Agreement), the Servicer shall deposit such amounts (subject to any required reimbursement of Liquidation Expenses pursuant to the Origination Servicing Agreement) into the Collection Account.

Section 8.14         Loyalty Programs. The Servicer may, in its discretion, with respect to any Included Unit, offer a Lessee whose Lease is nearing expiration incentives to lease a new Vehicle or purchase a new Vehicle under the Servicer’s end of term lease loyalty program (the “End of Term Lease Loyalty Program”). In connection with any incentive provided with regard to a lease under an End of Term Lease Loyalty Program, PFS shall deposit the amount of the waived monthly payments into the Collection Account within the time period thereafter stated in Section 8.3 of this Transaction SUBI Servicing Supplement after the payment has been processed (or, in the sole discretion of the Servicer, an earlier date). In connection with the End of Term Lease Loyalty Program, PFS may waive any Excess Wear Charges, and any such waived amounts shall not be required to be deposited into the Collection Account.

Section 8.15         Annual Registered Public Accounting Firm Attestation. On or before March 30th of each year, beginning March 30, 2027, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Transferor or their respective Affiliates) to furnish to the Issuer, with a copy to the Indenture Trustee, the Servicer, and the Transferor, each attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.

8	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

The Servicer, however, shall not be obligated to add as an addressee or reliance party with respect to any report described above any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.

ARTICLE IX

TERMINATION OF SERVICER

Section 9.1            Termination of Servicer as to Transaction SUBI Portfolio.

(a)           Upon the occurrence and continuation of any Servicer Replacement Event, the Servicer shall provide to the Indenture Trustee, the Issuer, the Administrator, the Asset Representations Reviewer and each Rating Agency prompt notice specifying such Servicer Replacement Event, together with a description of its efforts to perform its obligations. The Servicer may not resign except in accordance with Section 2.10(a) of the Origination Servicing Agreement. No such resignation will become effective until a successor Servicer has (i) assumed the responsibilities and obligations of PFS as servicer and (ii) provided in writing the information reasonably requested by the Transferor to comply with its reporting obligation under the Exchange Act with respect to a replacement Servicer.

(b)           If a Servicer Replacement Event shall have occurred and be continuing, the Origination Trustee shall, at the written direction of the Required Related Holders (as defined below), by notice given to the Servicer, the Issuer, the Indenture Trustee and the Administrator, terminate the rights and obligations of the Servicer under this Transaction SUBI Servicing Supplement and the Origination Servicing Agreement with respect to the Transaction SUBI Portfolio and the Included Units. In the event the Servicer is removed or resigns as Servicer with respect to servicing the Transaction SUBI Portfolio, the Required Related Holders shall appoint a successor Servicer. With respect to any Servicer Replacement Event, the Origination Trustee, acting at the written direction of the Required Related Holders may waive any default of the Servicer. For purposes of this Section, so long as the Lien of the Indenture is in place, the “Required Related Holders” shall be deemed to be the Indenture Trustee, acting at the direction of the Holders of not less than 66 2/3% of the aggregate Note Balance of the Outstanding Notes and thereafter, the Issuer, acting at the written direction of the Majority Certificateholders.

(c)           If replaced, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Transaction Units to a successor Servicer. All reasonable costs and expenses incurred in connection with transferring the Records to the successor Servicer and all other reasonable costs and expenses incurred in connection with the transfer to the successor Servicer related to the performance by the Servicer hereunder will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

(d)           Upon the effectiveness of the assumption by the successor Servicer of its duties pursuant to this Section 9.1, the successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under the Origination Servicing Agreement with respect to the Transaction SUBI Portfolio, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer as set forth in Section 9.1(e). No Servicer shall resign or be relieved of its duties under the Origination Servicing Agreement, as Servicer of the Transaction SUBI Portfolio, until a newly appointed Servicer for the Transaction SUBI Portfolio shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Transaction SUBI Servicing Supplement (such time, the “Servicer Replacement Date”). In the event of a replacement of PFS as Servicer, the Issuer shall cause the successor Servicer to agree to indemnify PFS against any losses, liabilities, damages or expenses (including attorneys’ fees), as a result of the negligence or willful misconduct of such successor Servicer occurring after the Servicer Replacement Date. The predecessor Servicer shall be entitled to receive reimbursement for any outstanding Advances made with respect to the Transaction Units to the extent funds are available therefor in accordance with the Indenture.

9	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

(e)           No termination or resignation of the Servicer as to the Transaction SUBI Portfolio shall affect the obligations of the Servicer pursuant to Section 2.7(g) of the Origination Servicing Agreement; provided that following the replacement of the Servicer pursuant to this Section 9.1, such Servicer shall have no duties, responsibilities or other obligations hereunder with respect to matters arising after such replacement.

Section 9.2            No Effect on Other Parties. Upon any termination of the rights and powers of the Servicer with respect to the Transaction SUBI Portfolio pursuant to Section 9.1 hereof, or upon any appointment of a successor to the Servicer with respect to the Transaction SUBI Portfolio, all the rights, powers, duties and obligations of the Origination Trustee, the UTI Holder and the Settlor under the Origination Trust Agreement, the Servicing Agreement, the Transaction SUBI Supplement, any other SUBI Supplement, any other SUBI Servicing Agreement Supplement or any other Origination Trust Document shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided herein or therein.

ARTICLE X

MISCELLANEOUS

Section 10.1         Amendment.

(a)           Notwithstanding any provision of the Origination Servicing Agreement, the Origination Servicing Agreement, as supplemented by this Transaction SUBI Servicing Supplement, to the extent that it deals solely with the Transaction SUBI and the Transaction SUBI Portfolio, may be amended in accordance with this Section 10.1.

(b)           Any term or provision of this Transaction SUBI Servicing Supplement may be amended by the Servicer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee, the Origination Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)	the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders;

10	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

(ii)	the Servicer delivers an Officer’s Certificate of the Servicer to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(iii)	the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(c)           This Transaction SUBI Servicing Supplement may also be amended from time to time by the Servicer, with the consent of the Noteholders evidencing not less than a majority of the aggregate Note Balance of the Outstanding Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Transaction SUBI Servicing Supplement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Transaction SUBI Servicing Supplement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(d)           Any term or provision of this Transaction SUBI Servicing Supplement may also be amended from time to time by the Servicer, for the purpose of conforming the terms of this Transaction SUBI Servicing Supplement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates, without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided, however, that the Transferor and the Servicer shall provide written notification of such amendment to the Indenture Trustee, the Issuer, the Owner Trustee and promptly after the execution of any such amendment, the Transferor and the Servicer shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(e)           Prior to the execution of any such amendment, the Servicer shall provide written notification of the substance of such amendment to each Rating Agency, the Indenture Trustee, the Owner Trustee and the Origination Trustee; and promptly after the execution of any such amendment, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee, the Owner Trustee and the Origination Trustee; provided, that no amendment shall be effective which affects the rights, protections, immunities, indemnities or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(f)            Prior to the execution of any amendment to this Transaction SUBI Servicing Supplement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Transaction SUBI Servicing Supplement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties, protections, indemnities or immunities under this Transaction SUBI Servicing Supplement.

11	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Section 10.2         Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or by electronic transmission and addressed in each case as set forth on Schedule III of the SUBI Sale Agreement or at such other address as shall be designated in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Transaction SUBI Servicing Supplement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

Section 10.3         Governing Law. THIS TRANSACTION SUBI SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.4         Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Transaction SUBI Servicing Supplement.

Section 10.5         Separate Counterparts. This Transaction SUBI Servicing Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 10.6         Waivers. No failure or delay on the part of the Servicer, the Transferor, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Transaction SUBI Servicing Supplement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Transaction SUBI Servicing Supplement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 10.7         Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

12	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Section 10.8         Third-Party Beneficiaries. This Transaction SUBI Servicing Supplement shall inure to the benefit of and be binding upon the parties hereto, the Issuer and the Indenture Trustee, as holder and pledgee, respectively, of the Transaction SUBI Certificate, and their respective successors and permitted assigns and the Origination Trustee and the Owner Trustee shall be express third-party beneficiaries hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

Section 10.9         Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Transaction SUBI Servicing Supplement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Transaction SUBI Servicing Supplement and shall in no way affect the validity or enforceability of the other provisions of this Transaction SUBI Servicing Supplement. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Transaction SUBI Servicing Supplement invalid or unenforceable in any respect.

Section 10.10       No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.11       Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Transaction SUBI Servicing Supplement.

Section 10.12       Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Transaction SUBI Servicing Supplement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

13	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 10.2;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Transaction SUBI Servicing Supplement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 10.13       Binding Effect. The provisions of the Origination Servicing Agreement and this Transaction SUBI Servicing Supplement, insofar as they relate to the Transaction SUBI Portfolio, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Transaction SUBI Servicing Supplement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

Section 10.14       Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Transaction SUBI Servicing Supplement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Origination Trustee of the Origination Trust under the Origination Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Origination Trustee and the Origination Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Origination Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations and warranties made by the Origination Trustee or the Origination Trust in this Transaction SUBI Servicing Supplement and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Origination Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any party under this Transaction SUBI Servicing Supplement or the other Origination Trust Documents except in accordance with the provisions of the Origination Trust Agreement.

14	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Section 10.15       Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this Transaction SUBI Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

Section 10.16       Each SUBI Separate; Assignees of SUBI. Each party hereto acknowledges and agrees (and each holder or pledgee of the Transaction SUBI Certificate, by virtue of its acceptance of such Transaction SUBI Certificate or pledge thereof, acknowledges and agrees) that (i) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (ii)(A) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI or the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only and not against any Other SUBI Assets or the UTI Portfolio and (B) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or Transaction SUBI Portfolio, (iii) except to the extent required by law, UTI Assets or Other SUBI Assets with respect to any SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (iv)(A) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto and (B) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any Other SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI and (v) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (A) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (B) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and, in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

Section 10.17       Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Transferor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 10.18       Electronic Signatures and Transmission.

(a)           For purposes of this Transaction SUBI Servicing Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Transaction SUBI Servicing Supplement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Transaction SUBI Servicing Supplement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

15	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

(b)           Any requirement in this Transaction SUBI Servicing Supplement that a document, including this Transaction SUBI Servicing Supplement, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

Section 10.19       Termination of Transaction SUBI Servicing Supplement. This Transaction SUBI Servicing Supplement shall terminate upon of the termination of the Transaction SUBI Supplement. Any such termination hereunder shall effect a termination only with respect to the Transaction SUBI Portfolio and not as to any other Origination Trust Assets, including any Origination Trust Assets allocated to any Other SUBI, and shall not effect a termination of the Origination Servicing Agreement or any other supplement to the Origination Servicing Agreement.

Section 10.20       Regulation AB. The Servicer shall cooperate fully with the Transferor and the Issuer to deliver to the Transferor and the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Transferor or the Issuer to permit the Transferor to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the Transaction Units, or the servicing of the Units, reasonably believed by the Seller to be necessary in order to effect such compliance.

Section 10.21       Multiple Roles. It is expressly acknowledged, agreed and consented to that Wilmington Trust Company will be acting in the capacity of Origination Trustee hereunder and its affiliate, Wilmington Trust, National Association will be acting in the capacity as Owner Trustee. Wilmington Trust Company and Wilmington Trust, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other equitable principles to the extent that any such conflict or breach arises from the performance by Wilmington Trust Company of its express duties set forth in the Origination Trust Agreement or the performance by Wilmington Trust, National Association of its express duties set forth in the Trust Agreement, all of which defenses, claims or assertions are waived by the parties hereto.

[SIGNATURES ON THE FOLLOWING PAGE]

16	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

IN WITNESS WHEREOF, the parties hereto have caused this Transaction SUBI Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

PORSCHE LEASING LTD.

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Origination Trustee

By:	Clarice Wright
Name:	/s/ Clarice Wright
Title:	Vice President

S-1	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

PORSCHE FINANCIAL SERVICES, INC.,
as Servicer

By:	/s/ Nicolas Leduc
Name:	Nicolas Leduc
Title:	President and CEO

By:	/s/ Eli Yaremenko
Name:	Eli Yaremenko
Title:	Assistant Treasurer

S-2	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Origination Trustee

By:	/s/ Clarice Wright
Name:	Clarice Wright
Title:	Vice President

S-3	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

EXHIBIT A

SERVICING CRITERIA TO BE ADDRESSED IN
SERVICER’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified below as “Applicable Servicer Servicing Criteria”:

Servicing Criteria		Applicable Servicer Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back- up servicer for the pool assets are maintained.	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

A-1	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Servicing Criteria		Applicable Servicer Servicing Criteria
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
	Pool Asset Administration	X
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	X
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

A-2	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)

Servicing Criteria		Applicable Servicer Servicing Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

A-3	Transaction SUBI Supplement to
Servicing Agreement (PILOT 2026-1)